Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pendrell Corporation (the “Company”) on Form 10-K for the period ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (“Report”), Benjamin G. Wolff, Chief Executive Officer and President (principal executive officer) and David H. Rinn, Vice President, Chief Financial Officer (principal financial and accounting officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ BENJAMIN G. WOLFF	/S/ DAVID H. RINN
Benjamin G. Wolff Chief Executive Officer and President (principal executive officer)	David H. Rinn Vice President, Chief Financial Officer (principal financial and accounting officer)
March 10, 2014	March 10, 2014

A signed original of this written statement has been provided to Pendrell Corporation and will be retained by Pendrell Corporation and furnished to the Securities and Exchange Commission or its staff upon request.